UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2014
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As reported in a Current Report on Form 8-K filed by Tesoro Corporation (the “Company”) on June 3, 2013, the Company completed the acquisition of BP’s integrated Southern California refining, marketing and logistics business (the “Los Angeles Acquisition”) on June 1, 2013. The acquired assets include a 266 thousand barrel per day Carson refinery located adjacent to the Company’s Wilmington refinery, related marine terminals, land storage terminals, pipelines and product marketing terminals. In addition, the Company acquired the ARCO® brand and associated registered trademarks, as well as a master franchisee license for the ampm® convenience store brand and the supply rights to approximately 835 branded dealer-operated and branded wholesale stations in Southern California, Nevada and Arizona. The Company also acquired a 51% ownership in the gas-fueled Watson cogeneration facility and an anode coke calcining operation, both located at the Carson refinery.

The unaudited pro forma statement of combined consolidated operations for the Transactions (as defined in Exhibit 99.1) for the year ended December 31, 2013 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Statement of Combined Consolidated Operations, a copy of which is filed as Exhibit 99.1.

(d) Exhibits.

99.1	Unaudited Pro Forma Statement of Combined Consolidated Operations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 4, 2014

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit
99.1	Unaudited Pro Forma Statement of Combined Consolidated Operations.

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